Exhibit 5.1

1735 Market Street, 51st floor Philadelphia, PA 19103-7599 TEL 215.665.8500 FAX 215.665.8500 www.ballardspahr

March 6, 2014

Recro Pharma, Inc.

490 Lapp Road

Malvern, PA 19355

Re:	Form S-1 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Recro Pharma, Inc., a Pennsylvania corporation (the “Company”), and are rendering this opinion in connection with the filing of a registration statement under Rule 462 of the Securities Act of 1933, as amended (the “Securities Act”) (the “Rule 462 Registration Statement”), related to a registration statement on Form S-1 (File No. 333-191879) by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act, on October 24, 2013 (and amended on November 29, 2013, December 20, 2013, February 11, 2014, February 12, 2014 and February 28, 2014) and declared effective by the Commission on March 6, 2014 (the “Registration Statement”). The Rule 462 Registration Statement is being filed by the Company with the Commission, under the Securities Act, for the registration of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), with a proposed maximum aggregate offering price of $2,300,000, including Shares issuable upon the exercise of the underwriters’ over-allotment option.

We have examined the following documents: (a) a form of the Second Amended and Restated Articles of Incorporation of the Company (the “Amended Articles”), which has been filed with the Commission as an exhibit to the Registration Statement; (b) a form of the Third Amended and Restated Bylaws of the Company, which has been filed with the Commission as an exhibit to the Registration Statement; and (c) the Rule 462 Registration Statement. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth.

We have assumed the legal capacity and competence of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed, photostatic, electronic or facsimile

Atlanta | Baltimore | Bethesda | Denver | Las Vegas | Los Angeles | New Jersey | New York | Philadelphia | Phoenix | Salt Lake City |

San Diego | Washington, DC | Wilmington | www.ballardspahr.com

Recro Pharma, Inc.

<March 6, 2014>

copies, and the completeness of all documents reviewed by us. In rendering the opinion set forth below, we have relied as to factual matters upon certificates, statements and representations of, and other information obtained from, the Company, its officers and representatives, public officials and other sources believed by us to be responsible. We have assumed the conformity of the documents filed with the Commission via the EDGAR system, except for required EDGAR formatting changes, to physical copies of the documents submitted for our examination.

On the basis of the foregoing, and subject to the qualifications, assumptions, and limitations set forth herein, we are of the opinion that, with respect to the offering of the Shares by the Company pursuant to the Rule 462 Registration Statement, when (a) the Rule 462 Registration Statement has become effective under the Securities Act, (b) the Amended Articles have been duly filed with the Secretary of the Commonwealth of the Commonwealth of Pennsylvania, and (c) the Shares have been duly and properly sold, paid for and delivered as contemplated in the Rule 462 Registration Statement and in accordance with the applicable definitive underwriting agreement approved by the board of directors of the Company or any duly designated committee thereof, then the Shares will be duly authorized, validly issued, fully paid and non-assessable.

This opinion is limited to the present laws of the Commonwealth of Pennsylvania and the present federal law of the United States of America. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.

We hereby consent to the sole use of this opinion as an exhibit to the Rule 462 Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ BALLARD SPAHR LLP